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                                                                   Exhibit 10.34

                                           1997 Edition - Electronic Format

                                                        AIA Document B141 - 1997

Standard Form of Agreement Between Owner and Architect with Standard Form of Architect's Services

TABLE OF ARTICLES

         1.1      INITIAL INFORMATION

         1.2      RESPONSIBILITIES OF THE PARTIES

         1.3      TERMS AND CONDITIONS

         1.4      SCOPE OF SERVICES AND OTHER SPECIAL TERMS AND CONDITIONS

         1.5      COMPENSATION

AGREEMENT made as of the 8th day of July in the year 2002. This Agreement is intended to cover the services of the Architect on the Project, whether performed before or after the date of this Agreement.

(In words, indicate day, month and year)


BETWEEN the Architect's client identified as the Owner:

(Name, address and other information)

Advancis Pharmaceutical Corporation
656 Quince Orchard Road, Suite 220
Gaithersburg, Maryland 20878

and the Architect:

(Name, address and other information)

Gaudreau, Inc.
810 Light Street

Baltimore, Maryland 21230

For the following Project:

(Include detailed description of Project)

Design and Construction of Tenant Improvements for Lot 4, Seneca Meadows, Gaithersburg, Maryland, as defined in the Schematic Design Report dated May 3, 2002, attached hereto as Attachment "A".

The Owner and Architect agree as follows.

ARTICLE 1.1       INITIAL INFORMATION

         1.1.1. This Agreement is based on the following information and assumptions.

         (Note the disposition for the following items by inserting the requested information or a statement such as "not applicable,"

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(C)1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977,
1987,(C)1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: b141-advancis-5-15-02.aia - 7/25/2002. AIA License Number 1000347, which expires
on 11/4/2002.                                                                  1

         "unknown at time of execution" or "to be determined later by mutual agreement.")

         1.1.2. PROJECT PARAMETERS

         1.1.2.1. The objective or use is:

         (Identify or describe if appropriate, proposed use or goals.)

         To provide design and construction administration services pursuant to this Agreement, consisting of approximately 51,000 s.f. of space for use as office, laboratory support and product development.

         1.1.2.2. The physical parameters are:

         (Identify or describe, if appropriate, size, location, dimensions, or other pertinent information, such as geotechnical reports about the site.)

         The Work consists of Tenant Improvements within the Base Building, to be designed and constructed by others. The Work includes the design of new improvements inside the facility, limited modifications to the building shell to support roof top equipment, and planning for new mechanical and electrical equipment on the building exterior.

         1.1.2.3. The Owner's Program, as prepared by the Architect is:

         (Identify documentation or state the manner in which the program will be developed.)

         Set forth in Attachment A.

         1.1.2.4. The legal parameters are:

         (Identify pertinent legal information, including, if appropriate, land surveys and legal descriptions and restrictions of the site.)

         1.1.2.5. The financial parameters are as follows.

                  .1 Amount of the Owner's overall budget for the Project, including the Architect's compensation, is:
                           $8,368,332.00 (plus Capital costs and permits.)

                  .2 Amount of the Owner's budget for the Cost of the Work, excluding the Architect's compensation, is $7,944,569.00 (Barclay White costs only)

         1.1.2.6. The time parameters are:

         (Identify, if appropriate, milestone dates, durations or fast track scheduling.)

         See Attachment A.

         1.1.2.7. The proposed procurement or delivery method for the Project is:

         (Identify method such as competitive bid, negotiated contract, or construction management.)

         Negotiated GMP by agreement with a Construction Manager.

         1.1.2.8. Other parameters are:

         (Identify special characteristics or needs of the Project such as energy, environmental or historic preservation requirements.)

         N/A.

         1.1.3. PROJECT TEAM

         1.1.3.1. The Owner's Designated Representative is:

         (List name, address and other information.)

         Steven A.Shallcross, Senior V.P., Chief Financial Officer

         A new or different Owner's Designated Representative may be designated by Owner in writing by Mr. Shallcross.

         1.1.3.2. The persons or entities, in addition to the Owner's Designated Representative, who are required to review the Architect's submittals to the Owner are:

         (List name, address and other information.)

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(C)1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977,
1987,(C)1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: b141-advancis-5-15-02.aia - 7/25/2002. AIA License Number 1000347, which expires
on 11/4/2002.                                                                  2

         1.1.3.3. The Owner's other consultants and contractors are:

         (List discipline and, if known, identify them by name and address.)

         1. Landlord

         2. Barclay White Skanska, Construction Manager

         3. Other Consultants/Contractors as identified by Owner.

         4. Facility Planning Consultants

         1.1.3.4. The Architect's Designated Representative is:

         (List name, address and other information.)

         William A.L. Gaudreau. AIA. President

         Richard Williams, AIA, Senior Associate


         1.1.3.5. The consultants retained at the Architect's expense are:

         (List discipline and, if known, identify them byname and address.)

         Schlenger / Pitz & Associates, Inc.

         The retention of any consultant by the Architect not identified above shall be subject to the prior approval of the Owner, which approval shall not be unreasonably withheld. The Architect shall be responsible for the quality, coordination and assimilation of any services performed by the Architect's Consultants. All requirements set forth in this Agreement. including but not limited to those related to records, payments, ownership of Documents and confidentiality shall apply to the Architect's consultants.

         1.1.4. Other important initial information is:

         The design and construction of the Base Building is to be provided by the Landlord pursuant to the Lease Agreement. The Construction of the Tenant Improvements, or a portion thereof, is to be provided by the Owner's Contractor. The Architect shall maintain communication and shall coordinate with the Owner, the Owner's separate consultants identified to the Architect, the Landlord, and the Construction Manager as necessary to facilitate the timely and proper performance of the Architect's Services hereunder and completion of the Project in the interests of the Owner. In addition, the Architect shall coordinate the architectural and engineering planning, design and construction documents with the planning, design, construction and as-built documents of the Landlord.

         1.1.5. When the services under this Agreement include contract administration services, the General Conditions of the Contract for Construction shall be the edition of AIA Document A201 current as of the date of this Agreement, or as follows:

         AIA A201 as modified by Owner and Construction Manager.

         1.1.6. The information contained in this Article 1.1 may be reasonably relied upon by the Owner and Architect in determining the Architect's compensation. Both parties, however, recognize that such information may change and, in that event, the Owner and the Architect shall negotiate appropriate adjustments in schedule, compensation and Change in Services in accordance with Paragraph 1.3.3.

ARTICLE 1.2       RESPONSIBILITIES OF THE PARTIES

         1.2.1. The Owner and the Architect shall cooperate with one another to fulfill their respective obligations under this Agreement. Both parties shall endeavor to maintain good working relationships among all members of the Project team.

         1.2.2. OWNER


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(C)1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977,
1987,(C)1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: b141-advancis-5-15-02.aia - 7/25/2002. AIA License Number 1000347, which expires
on 11/4/2002.                                                                  3

         1.2.2.1. Unless otherwise provided under this Agreement, the Owner shall provide full information in a timely manner regarding requirements for and limitations on the Project. The Owner shall furnish to the Architect, within 15 days after receipt of a written request, information necessary and relevant for the Architect to evaluate, give notice of or enforce lien rights.

         1.2.2.2. The Owner shall periodically update the budget for the Project, including that portion allocated for the Cost of the Work. The Owner shall not significantly increase or decrease the overall budget, the portion of the budget allocated for the Cost of the Work, or contingencies included in the overall budget or a portion of the budget, without the agreement of the Architect to a corresponding change in the Project scope and quality.

         1.2.2.3. The Owner's Designated Representative identified in Paragraph
         1.1.3 shall be authorized to act on the Owner's behalf with respect to the Project. The Owner or the Owner's Designated Representative shall render decisions in a timely manner pertaining to documents submitted by the Architect in order to avoid unreasonable delay in the orderly and sequential progress of the Architect's services.

         1.2.2.4. The Owner shall furnish the services of consultants other than those designated in Paragraph 1.1.3 or authorize the Architect to furnish them as a Change in Services when such services are requested by the Architect and are reasonably required by the scope of the Project.

         1.2.2.5. Unless otherwise provided in this Agreement, the Owner shall furnish tests, inspections and reports required by law or the Contract Documents, such as structural, mechanical, and chemical tests, tests for air and water pollution, and tests for hazardous materials.

         1.2.2.6. The Owner shall furnish all legal, insurance and accounting services, including auditing services, that may be reasonably necessary at any time for the Project to meet the Owner's needs and interests.

         1.2.2.7. The Owner shall provide prompt written notice to the Architect if the Owner becomes aware of any fault or defect in the Project, including any errors, omissions or inconsistencies in the Architect's Instruments of Service.

         1.2.3. ARCHITECT

         1.2.3.1. The services performed by the Architect, Architect's employees and Architect's consultants shall be as enumerated in Article 1.4 and as further set forth in Rider #1, to Standard Form of Agreement Between Owner and Architect.

         1.2.3.2. The Architect's services shall be performed as expeditiously as is consistent with professional skill and care and the orderly progress of the Project. The Architect shall submit for the Owner's approval a schedule for the performance of the Architect's services which initially shall be consistent with the time periods established in Subparagraph 1.1.2.6 and which shall be adjusted, subject to Owner's approval, if necessary, as the Project proceeds. This schedule shall include allowances for periods of time required for the Owner's review, for the performance of the Owner's consultants, and for approval of submissions by authorities having jurisdiction over the Project. Time limits established by this schedule approved by the Owner shall not, except for reasonable cause, be exceeded by the Architect or Owner.

         1.2.3.3. The Architect's Designated Representative identified in Paragraph 1.1.3 shall be authorized to act on the Architect's behalf with respect to the Project.

         1.2.3.4. The Architect shall maintain the confidentiality of information specifically designated as


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(C)1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977,
1987,(C)1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: b141-advancis-5-15-02.aia - 7/25/2002. AIA License Number 1000347, which expires
on 11/4/2002.                                                                  4
         confidential by the Owner, unless withholding such information would violate the law, create the risk of significant harm to the public or prevent the Architect from establishing a claim or defense in an adjudicatory proceeding. The Architect shall require of the Architect's consultants similar agreements to maintain the confidentiality of information specifically designated as confidential by the Owner.

         1.2.3.5. Except with the Owner's knowledge and consent, the Architect shall not engage in any activity, or accept any employment, interest or contribution that would reasonably appear to compromise the Architect's professional judgment with respect to this Project.

         1.2.3.6. The Architect shall review laws, codes, and regulations applicable to the Architect's services. The Architect shall respond in the design of the Project to requirements imposed by governmental authorities having jurisdiction over the Project.

         1.2.3.7. The Architect shall be entitled to rely on the accuracy and completeness of services and information furnished by the Owner. The Architect shall provide prompt written notice to the Owner if the Architect becomes aware of any errors, omissions or inconsistencies in such services or information.

ARTICLE 1.3       TERMS AND CONDITIONS

         1.3.1. COST OF THE WORK

         1.3.1.1. The Cost of the Work shall be the total cost or, to the extent the Project is not completed, the estimated cost to the Owner of all elements of the Project designed or specified by the Architect.

         1.3.1.2. The Cost of the Work shall include the cost at current market rates of labor and materials furnished by the Owner and equipment designed, specified, selected or specially provided for by the Architect, including the costs of management or supervision of construction or installation provided by a separate construction manager or contractor, plus a reasonable allowance for their overhead and profit, but only if included in the budget specified in Paragraph
         1.1.2.5. In addition, a reasonable allowance for contingencies shall be included for market conditions at the time of bidding and for changes in the Work.

         1.3.1.3. The Cost of the Work does not include the compensation of the Architect and the Architect's consultants, the costs of the land, rights-of-way and financing or other costs that are the responsibility of the Owner.

         1.3.2. INSTRUMENTS OF SERVICE

         1.3.2.1. Drawings, specifications and other documents, including those in electronic form, prepared by the Architect and the Architect's consultants are Instruments of Service for use solely with respect to this Project. The Architect and the Architect's consultants shall be deemed the authors and owners of their respective Instruments of Service and shall retain all common law, statutory and other reserved rights, including copyrights.

         1.3.2.2. Upon execution of this Agreement, the Architect grants to the Owner a nonexclusive license to reproduce the Architect's Instruments of Service solely for purposes of constructing, using and maintaining the Project, provided that the Owner shall-comply with all obligations, including prompt payment of all sums when due, under this Agreement. The Architect shall obtain similar nonexclusive licenses from the Architect's consultants consistent with this Agreement. If and upon the date the Architect is adjudged


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(C)1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977,
1987,(C)1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: b141-advancis-5-15-02.aia - 7/25/2002. AIA License Number 1000347, which expires
on 11/4/2002.                                                                  5
         in default of this Agreement, or upon any termination by Owner in accordance with the terms hereof, the foregoing license shall be deemed terminated and replaced by a second, nonexclusive license permitting the Owner to authorize other similarly credentialed design professionals to reproduce and, where permitted by law, to make changes, corrections or additions to the Instruments of Service solely for purposes of completing, using and maintaining the Project. See
         Rider #1. Section 2.

         1.3.2.3. Except for the licenses granted in Subparagraph 1.3.2.2, no other license or right shall be deemed granted or implied under this Agreement. The Owner shall not assign, delegate, sublicense, pledge or otherwise transfer any license granted herein to another party without the prior written agreement of the Architect. However, the Owner shall be permitted to authorize the Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers to reproduce applicable portions of the Instruments of Service appropriate to and for use in their execution of the Work by license granted in Subparagraph 1.3.2.2. Submission or distribution of Instruments of Service to meet official regulatory requirements or for similar purposes in connection with the Project is not to be construed as publication in derogation of the reserved rights of the Architect and the Architect's consultants. The Owner shall not use the Instruments of Service for future additions or alterations to this Project or for other projects, unless the Owner obtains the prior written agreement of the Architect and the Architect's consultants. Any unauthorized use of the Instruments of Service shall be at the Owner's sole risk and without liability to the Architect and the Architect's consultants.

         1.3.2.4. Prior to the Architect providing to the Owner any Instruments of Service in electronic form or the Owner providing to the Architect any electronic data for incorporation into the Instruments of Service, the Owner and the Architect shall by separate written agreement set forth the specific conditions governing the format of such Instruments of Service or electronic data, including any special limitations or licenses not otherwise provided in this Agreement.

         1.3.3. CHANGE IN SERVICES

         1.3.3.1. Change in Services of the Architect, including services required of the Architect's consultants, may be accomplished after execution of this Agreement, without invalidating the Agreement, if mutually agreed in writing, if required by circumstances beyond the Architect's control, or if the Architect's services are affected as described in Subparagraph 1.3.3.2. In the absence of mutual agreement in writing, the Architect shall notify the Owner prior to providing such services. If the Owner deems that all or a part of such Change in Services is not required, the Owner shall give prompt written notice to the Architect, and the Architect shall have no obligation to provide those services. Except for a change due to the fault of the Architect, Change in Services of the Architect shall entitle the Architect to an adjustment in compensation pursuant to Paragraph 1.5.2, and to any Reimbursable Expenses described in Subparagraph 1.3.9.2 and Paragraph
         1.5.5. See Rider #1. Section 3.

         1.3.3.2. If any of the following circumstances affect the Architect's services for the Project, the Architect shall be entitled to an appropriate adjustment in the Architect's schedule and compensation:

                  .1 change in the instructions or approvals given by the Owner that necessitate revisions in Instruments of Service;

                  .2 enactment or revision of codes, laws or regulations or official interpretations which necessitate changes to previously prepared Instruments of Service;

                  .3 decisions of the Owner not rendered in a timely manner;

                  .4 significant change in the Project including, but not limited to, size, quality, complexity, the Owner's schedule or budget, or procurement method;

                  .5 failure of performance on the part of the Owner or the Owner's consultants or contractors;

                  .6 preparation for and attendance at a public hearing, a dispute resolution proceeding or a legal proceeding except where the Architect is party thereto;


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(C)1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977,
1987,(C)1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: b141-advancis-5-15-02.aia - 7/25/2002. AIA License Number 1000347, which expires
on 11/4/2002.                                                                  6

                  .7       change in the information contained in Article 1.1.

         1.3.4. MEDIATION

         1.3.4.1.

         1.3.4.2. See Rider Section 4.

         1.3.4.3. The parties shall share the mediator's fee and any filing fees equally. The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof.

         1.3.5. ARBITRATION

         1.3.5.1.

         1.3.5.4.

         1.3.5.5.


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(C)1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977,
1987,(C)1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: b141-advancis-5-15-02.aia - 7/25/2002. AIA License Number 1000347, which expires
on 11/4/2002.                                                                  7

         1.3.6. CLAIMS FOR CONSEQUENTIAL DAMAGES

         1.3.7. MISCELLANEOUS PROVISIONS

         1.3.7.1.

         1.3.7.2.

         1.3.7.3. Causes of action between the parties to this Agreement pertaining to acts or failures to act shall be deemed to have accrued and the applicable statutes of limitations shall commence to run not later than either the date of Substantial Completion for acts or failures to act occurring prior to Substantial Completion or the date of issuance of the final Certificate for Payment for acts or failures to act occurring after Substantial Completion. In no event shall such statutes of limitations commence to run any later than the date when the Architect's services are substantially completed.

         1.3.7.4. To the extent damages are covered by property insurance during construction, the Owner and the Architect waive all rights against each other and against the contractors, consultants, agents and employees of the other for damages, except such rights as they may have to the proceeds of such insurance as set forth in the edition of AIA Document A201, General Conditions of the Contract for Construction, current as of the date of this Agreement. The Owner or the Architect, as appropriate, shall require of the contractors, consultants, agents and employees of any of them similar waivers in favor of the other parties enumerated herein.

         1.3.7.5. Nothing contained in this Agreement shall create a contractual relationship with or a cause of action in favor of a third party against either the Owner or Architect.

         1.3.7.6. Unless otherwise provided in this Agreement, the Architect and Architect's consultants shall have no responsibility for the discovery, presence, handling, removal or disposal of or exposure of persons to hazardous materials or toxic substances in any form at the Project site.

         1.3.7.7. The Architect shall have the right to include photographic or artistic representations of the design of the Project among the Architect's promotional and professional materials. The Architect shall be given reasonable access to the completed Project to make such representations. However, the Architect's materials shall not include the Owner's confidential or proprietary information if the Owner has previously advised the Architect in writing of the specific information considered by the Owner to be confidential or proprietary. The Owner shall provide professional credit for the Architect in the Owner's promotional materials for the Project.

         1.3.7.8. If the Owner requests the Architect to execute certificates, the proposed language of such certificates shall be submitted to the Architect for review at least 14 days prior to the requested dates of execution. The Architect shall not be required to execute certificates that would require knowledge, services or responsibilities beyond the scope of this Agreement.

         1.3.7.9. The Owner and Architect, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Agreement and to the partners, successors, assigns and legal representatives of such other party with respect to all covenants of this Agreement.


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(C)1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977,
1987,(C)1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: b141-advancis-5-15-02.aia - 7/25/2002. AIA License Number 1000347, which expires
on 11/4/2002.                                                                  8

         Neither the Owner nor the Architect shall assign this Agreement without the written consent of the other, except that the Owner may assign this Agreement to an institutional lender providing financing for the Project. In such event, the lender shall assume the Owner's rights and obligations under this Agreement. The Architect shall execute all consents reasonably required to facilitate such assignment.

         1.3.8. TERMINATION OR SUSPENSION

         1.3.8.1. If the Owner fails to make payments to the Architect in accordance with this Agreement, such failure shall be considered substantial nonperformance and cause for termination or, at the Architect's option, cause for suspension of performance of services under this Agreement. If the Architect elects to suspend services, prior to suspension of services, the Architect shall give seven days' written notice to the Owner. In the event of a suspension of services, the Architect shall have no liability to the Owner for delay or damage caused the Owner because of such suspension of services. Before resuming services, the Architect shall be paid all sums due prior to suspension and reasonable [any] expenses incurred in the interruption and resumption of the Architect's services. The Architect's fees for the remaining services and the time schedules shall be equitably adjusted.

         1.3.8.2. If the Project is suspended by the Owner for more than 30 consecutive days, the Architect shall be compensated for services performed prior to notice of such suspension. When the Project is resumed, the Architect shall be compensated for expenses incurred in the interruption and resumption of the Architect's services. The Architect's fees for the remaining services and the time schedules shall be equitably adjusted.

         1.3.8.3. If the Project is suspended or the Architect's services are suspended for more than 90 consecutive days, the Architect may terminate this Agreement by giving not less than seven days' written notice.

         1.3.8.4. This Agreement may be terminated by either party upon not less than seven days' written notice should the other party fail substantially to perform in accordance with the terms of this Agreement through no fault of the party initiating the termination.

         1.3.8.5. This Agreement may be terminated by the Owner upon not less than seven days' written notice to the Architect for the Owner's convenience and without cause.

         1.3.8.6. In the event of termination not the fault of the Architect, the Architect shall be compensated for services performed prior to termination, together with Reimbursable Expenses then due and all Termination Expenses as defined in Subparagraph 1.3.8.7.

         1.3.8.7. Termination Expenses are in addition to compensation for the services of the Architect to the date of termination and reimbursable expenses for items ordered or service contracts entered into and not subject to cancellations, but no amount for Architect's anticipated profit. The Owner will pay a termination fee of 20% to the Architect if the project is stopped during design by Owner, with no fee paid on the construction administration fee amount. If the project is stopped by Owner during Construction, a fee of 10% on the balance of the Construction Phase fees will be paid by the Owner to the Architect.

         1.3.9. PAYMENTS TO THE ARCHITECT

         1.3.9.1. Payments on account of services rendered and for Reimbursable Expenses incurred shall be made monthly upon presentation of the Architect's statement of services. No deductions shall be


--------------------------------------------------------------------------------

(C)1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977,
1987,(C)1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: b141-advancis-5-15-02.aia - 7/25/2002. AIA License Number 1000347, which expires
on 11/4/2002.                                                                  9
         made from the Architect's compensation on account of penalty, liquidated damages or other sums withheld from payments to contractors, or on account of the cost of changes in the Work other than those for which the Architect is responsible pursuant to the terms of this Agreement.

         1.3.9.2. Reimbursable Expenses are in addition to compensation for the Architect's services and include expenses incurred by the Architect and Architect's employees and consultants directly related to the Project, as identified in the following Clauses:

                  .1 transportation in connection with the Project, authorized out-of-town travel and subsistence, and electronic communications;

                  .2 fees paid for securing approval of authorities having jurisdiction over the Project;

                  .3 reproductions, plots, standard form documents, postage, handling and delivery of Instruments of Service;

                  .4 expense of overtime work requiring higher than regular rates if authorized in advance by the Owner;

                  .5 renderings, models and mock-ups requested by the Owner;

                  .6 expense of professional liability insurance dedicated exclusively to this Project or the expense of additional insurance coverage or limits requested by the Owner in excess of that normally carried by the Architect and the Architect's consultants;

                  .7       reimbursable expenses as designated in Paragraph
                           1.5.5;

                  .8       other similar direct Project-related expenditures.

         1.3.9.3. Records of Reimbursable Expenses, of expenses pertaining to a Change in Services, and of services performed on the basis of hourly rates or a multiple of Direct Personnel Expense shall be available to the Owner or the Owner's authorized representative at mutually convenient times.

         1.3.9.4. Direct Personnel Expense is defined as the direct salaries of the Architect's personnel engaged on the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, employee retirement plans and similar contributions.

ARTICLE 1.4       SCOPE OF SERVICES AND OTHER SPECIAL TERMS AND CONDITIONS

         1.4.1. Enumeration of Parts of the Agreement. This Agreement represents the entire and integrated agreement between the Owner and the Architect and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both Owner and Architect. This Agreement comprises the documents listed below.

         1.4.1.1. Standard Form of Agreement Between Owner and Architect, AIA Document B141-1997.

         1.4.1.2. Standard Form of Architect's Services: Design and Contract Administration, AIA Document B141-1997, or as follows:

         (List other documents, if any, delineating Architect's scope of services.)


         1.4.1.3. Other documents as follows:

         (List other documents, if any, forming part of the Agreement.)

         Schematic Design Report, dated May 3, 2002 (Attachment A)

         Gaudreau, Inc. Fee Proposal, dated May 13, 2002 (Attachment B)


         1.4.2. Special Terms and Conditions. Special terms and conditions that modify this Agreement are as follows:

         See Rider #1, Section 5.


--------------------------------------------------------------------------------

(C)1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977,
1987,(C)1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: b141-advancis-5-15-02.aia - 7/25/2002. AIA License Number 1000347, which expires
on 11/4/2002.                                                                 10

ARTICLE 1.5       COMPENSATION

         1.5.1. For the Architect's services as described under Article 1.4, compensation shall be computed as follows:

         A stipulated sum for each phase per Attachment B.

         1.5.2. If the services of the Architect are changed as described in Subparagraph 1.3.3.1, the Architect's compensation shall be adjusted. Such adjustment shall be calculated as described below or, if no method of adjustment is indicated in this Paragraph 1.5.2, in an equitable manner.

         (Insert basis of compensation, including rates and multiples of Direct Personnel Expense for Principals and employees, and identify Principals and classify employees, if required. Identify specific services to which particular methods of compensation apply.)

         1.5.3. For a Change in Services of the Architect's consultants, compensation shall be computed as a multiple of (1.15) times the amounts billed to the Architect for such services.

         1.5.4. For Reimbursable Expenses as described in Subparagraph 1.3.9.2, and any other items included in Paragraph 1.5.5 as Reimbursable Expenses, the compensation shall be computed as a multiple of (1.10) times the expenses incurred by the Architect, and the Architect's employees and consultants.

         1.5.5.

         1.5.6. The rates and multiples for services of the Architect and the Architect's consultants as set forth in this Agreement shall be adjusted in accordance with their normal salary review practices.

         1.5.7. Not applicable.

         1.5.8. Payments are due and payable 30 (thirty) days from the date of the Architect's invoice. Amounts unpaid 60 (sixty) days after the invoice date shall bear interest at the rate entered below, or in the absence thereof at the legal rate prevailing from time to time at the principal place of business of the Architect.

         (Insert rate of interest agreed upon.)

         Annual rate of eight percent (8%).

         (Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Architect's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Specific legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

         1.5.9. If the services covered by this Agreement have not been completed within (15) months of the date hereof, through no fault of the Architect, extension of the Architect's services beyond that time shall be compensated as provided in Paragraph 1.5.2.


--------------------------------------------------------------------------------

(C)1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977,
1987,(C)1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: b141-advancis-5-15-02.aia - 7/25/2002. AIA License Number 1000347, which expires
on 11/4/2002.                                                                 11

This Agreement entered into as of the day and year first written above.

/s/ Steven A. Shallcross                /s/ William A. L. Gaudreau
----------------------------------      ----------------------------------
OWNER (Signature)                       ARCHITECT (Signature)

Steven A. Shallcross                    William A.L. Gaudreau, AIA
----------------------------------      ----------------------------------
Senior VP, Chief Financial Officer      President / Principal
----------------------------------      ----------------------------------

----------------------------------      ----------------------------------
(Printed name and title)                (Printed name and title)




--------------------------------------------------------------------------------

(C)1917, 1926, 1948, 1951, 1953, 1958, 1961, 1963, 1966, 1967, 1970, 1974, 1977,
1987,(C)1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User Document: b141-advancis-5-15-02.aia - 7/25/2002. AIA License Number 1000347, which expires
on 11/4/2002.                                                                 12

GAUDREAU, INC.


                              RIDER ATTACHMENT D-2

                       FORM OF PRE-CONSTRUCTION STATEMENT

May 13, 2002


Mr. Steven A. Shallcross
Senior Vice President and Chief Financial Officer
Advancis Pharmaceutical Corporation
656 Quince Orchard Road, Suite 220
Gaithersburg, Maryland 20878


Re: Advancis Tenant Improvements for Lot 4, Seneca Meadows, Gaithersburg, Maryland (the "Project")


Dear Mr. Shallcross:

Gaudreau, Inc. has been retained by Advancis Pharmaceutical Corporation (the "Owner") to provide certain architectural and engineering services in connection with the Project. We hereby state as follows:

         1. We have prepared all of the Plans and Specifications listed on Exhibit A attached to this letter. To the best of our knowledge, construction of the Project is substantially complete in accordance with the Plans and Specifications for the Project listed on Exhibit A, except for the changes noted Exhibit A. Such Plans, Specifications, and changes conform (or do not) to all applicable building, fire and handicap codes. The date of substantial completion is _______________________.

         2. Based on the visits that we have made to the Project during construction, the construction of the Project was (or was not) completed in conformity with all building, fire and handicap codes applicable to the Project as of the date of this letter.

         3.       Since the individual dates of the plans listed on Exhibit A,
                  (no) changes in zoning, building, environmental protection or other governmental requirements has occurred related to the applicable plans and specifications.

Mr. Steven A. Shallcross
May 13, 2002
Rider Attachment D-2
Page 2

         4. (No) changes have been made in the Plans and Specifications (except) as set forth on the attached Exhibit A.



Sincerely,

Gaudreau, Inc.




William A.L. Gaudreau, AIA
President - Principal


WALG/cls